Traveler Series Trust
File Number 811-6465

Sub-Item 77M

Registrant incorporates by reference Registrant's Supplement to the Combined Prospectus/Proxy Statement dated
December 30, 2004 filed on January 18, 2005.
(Accession No. 0000930413-05-000257)